UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2019

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, Jean-Marie Greindl resigned as Senior Vice President, Architectural Coatings and President, PPG EMEA of PPG Industries, Inc. (the “Company”), effective January 9, 2019, and his last day of employment with the Company will be April 30, 2019.
In connection with his departure, on March 28, 2019 the Company and Mr. Greindl entered into a Post-Termination Agreement (the “Agreement”). Under the Agreement, Mr. Greindl will receive a lump-sum payment of 127,008 Swiss francs representing his bonus for 2018 and a lump-sum payment of 108,000 Swiss francs representing a pro-rated bonus for the period January 1, 2019 through April 30, 2019. In addition, Mr. Greindl will receive a lump-sum separation payment of 1,604,666 euros in accordance with the terms of his Employment Agreement. Mr. Greindl’s previously awarded stock options, restricted stock units and total shareholder return contingent shares will vest in accordance with their terms. If the aggregate value of all such equity awards is less than $438,145.91 at the time that all such awards have vested, the Company has agreed to pay the difference to Mr. Greindl. The Company has also agreed to reimburse Mr. Greindl for the cost of certain continuing education courses, tax consulting services and legal fees incurred in connection with the negotiation of the Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 3, 2019	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer